Exhibit d.6

[Appendix A]

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

SUPPLEMENT TO THE STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND

PREFERENCES OF SERIES [●] MUNIFUND PREFERRED SHARES INITIALLY DESIGNATING THE

VARIABLE RATE MODE FOR THE SERIES [●] MUNIFUND PREFERRED SHARES

(ADJUSTABLE RATE)

(NEA SERIES [●] MFP)

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

SUPPLEMENT TO THE STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND

PREFERENCES OF SERIES [●] MUNIFUND PREFERRED SHARES [INITIALLY] DESIGNATING THE

VARIABLE RATE MODE FOR THE SERIES [●] MUNIFUND PREFERRED SHARES

(ADJUSTABLE RATE)

This Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares [Initially] Designating the Variable Rate Mode for the Series [●] MuniFund Preferred Shares (this “Supplement”) designates the [Initial] Mode (as defined below) as a Variable Rate Mode for the Series [●] MuniFund Preferred Shares of Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”). This Supplement establishes, pursuant to Section 4 of the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares, effective on the effective date hereof (the “Statement”), the additional or different terms and conditions of the Series [●] MuniFund Preferred Shares for the Variable Rate Mode commencing on the Mode Commencement Date and ending on the Mode Termination Date (subject to early transition in accordance with Article 3 below).

ARTICLE 1

DEFINITIONS

1.1.        Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Statement. The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Additional Amount Payment” means a payment to a Beneficial Owner of MFP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Additional Amount Payment relates, would cause such Beneficial Owner’s dividends in dollars (after regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable (for regular federal income tax purposes) from the gross income of such Beneficial Owner. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of MFP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund and without giving effect to any other federal tax based on income, such as the “Medicare tax,” which at the date hereof is imposed at the rate of 3.8% on the net investment income (which includes taxable dividends and net capital gains) of certain individuals, trusts and estates; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of MFP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is made.

“Adjusted Rate Terms” has the meaning set forth in Section 2.1(h)(viii).

“Agent Member” has the meaning set forth in the Statement.

“Applicable Spread” means, with respect to any Dividend Reset Period: (i) the percentage per annum set forth opposite the highest applicable credit rating most recently assigned to the MFP Shares by any Rating Agency in the table set forth directly below on the Rate Determination Date for such Dividend Reset Period; or (ii) such spread or spreads as may be provided for in the Adjusted Rate Terms established pursuant to Section 2.1(h); provided, however, that the “Applicable Spread” shall not apply for any Dividend Reset Period or portion thereof occurring during the Failed Transition Period, if any, except as provided in the definition of Failed Transition Period Applicable Spread or in the case of an Increased Rate Period occurring during the Failed Transition Period.

Long Term Ratings*

[●]	Applicable Percentage**
AAA to AA	[●]%
AA-	[●]%
A+	[●]%
A	[●]%
A-	[●]%
BBB+	[●]%
BBB	[●]%
BBB-	[●]%
*And/or the equivalent ratings of another Rating Agency then rating the MFP Shares utilizing the highest of the ratings of the Rating Agencies then rating the MFP Shares.

**Unless an Increased Rate Period is in effect or the Increased Rate otherwise applies to any portion of

a Dividend Reset Period, in which

case the Applicable Spread shall be
[●]% for such Increased Rate

Period or such portion of a

Dividend Reset Period, as the case

may be.

“Asset Coverage” has the meaning set forth in the Statement.

“Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain Asset Coverage of at least 225% as of the close of business on a Business Day (as required by Section 2.2(a)), the date that is thirty (30) calendar days following such Business Day.

“Below Investment Grade” means, with respect to the MFP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i)        lower than BBB-, in the case of Fitch; and

(ii)        lower than an equivalent long-term credit rating to that set forth in clause (i), in the case of any other Rating Agency.

“Beneficial Owner” has the meaning set forth in the Statement.

“Business Day” has the meaning set forth in the Statement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Custodian” has the meaning set forth in the Statement.

“Declaration” has the meaning set forth in the Statement.

“Default” means a Dividend Default or a Redemption Default.

“Deposit Securities” has the meaning set forth in the Statement.

“Dividend Default” has the meaning set forth in Section 2.1(f)(i).

“Dividend Payment Date” means the first Business Day of each calendar month, commencing [●], 20[●], the New Mode Commencement Date, if any, and each other date designated for the payment of dividends in accordance with this Supplement, including, as applicable, any Special Dividend Payment Date.

“Dividend Period” means, with respect to any Dividend Payment Date, (i) in the case of the first Dividend Payment Date, the period from and including the Mode Commencement Date to and including [●], 20[●], and (ii) for each subsequent Dividend Payment Date, (a) for each regular monthly Dividend Payment Date following a regular monthly Dividend Payment Date, the period from and including the first calendar day of the month ending immediately preceding the month in which the current Dividend Payment Date falls to and including the last calendar day of such month, (b) for each regular monthly Dividend Payment Date following a Special Dividend Payment Date, the period from and including the Special Dividend Payment Date to and including the last calendar day of the month immediately preceding the month in which the current Dividend Payment Date falls, (c) for each Special Dividend Payment Date following a regular monthly Dividend Payment Date, the period from and including the first calendar day of the month in which such regular monthly Dividend Payment Date falls to but excluding the Special Dividend Payment Date, (d) for each Special Dividend Payment Date following another Special Dividend Payment Date, the period from and including the prior Special Dividend Payment Date to but excluding the current Special Dividend Payment Date and (e) the date or dates of the period as may be provided for in the Adjusted Rate Terms pursuant to Section 2.1(h). Notwithstanding the foregoing, the final Dividend Period in the Variable Rate Mode shall end on and include the last calendar day of the Variable Rate Mode.

“Dividend Rate” means, with respect to any Dividend Reset Period and subject to the adjustment described in Section 2.7, (i) the Index Rate for the Initial Dividend Reset Period plus the Applicable Spread for such Dividend Reset Period and (ii) for each Subsequent Dividend Reset Period, (A) the Index Rate in effect as of the Dividend Reset Date commencing such Dividend Reset Period plus the Applicable Spread for such Dividend Reset Period or (B) the Dividend Rate as may be provided for in the Adjusted Rate Terms pursuant to Section 2.1(h) and applicable to such Dividend Reset Period; provided, however, that, with respect to any Increased Rate Period (or any portion of a Dividend Reset Period to which the Increased Rate otherwise applies), the Dividend Rate shall mean the Increased Rate for such Increased Rate Period (or such portion of a Dividend Reset Period); provided further, that for any Dividend Reset Period (or portion thereof) during the Failed Transition Period, if any, “Dividend Rate” shall mean the Failed Transition Period Dividend Rate; and provided further that the Dividend Rate for any Dividend Reset Period (or portion thereof) shall in no event exceed the Maximum Rate.

“Dividend Reset Date” means (i) the Mode Commencement Date, (ii) thereafter, the first day of each Dividend Reset Period and (iii) as may be otherwise provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).

“Dividend Reset Period” means the Initial Dividend Reset Period and any Subsequent Dividend Reset Period.

“Effective Leverage Ratio” has the meaning set forth in Section 2.2(d).

“Effective Leverage Ratio Cure Date” has the meaning set forth in Section 2.3(c)(ii)(A).

“Electronic Means” has the meaning set forth in the Statement.

“Failed Adjustment Event” means that, in the case of Adjusted Rate Terms proposed by the Majority Beneficial Owner, the Fund and the Required Beneficial Owners shall have failed to agree in writing to Adjusted Rate Terms by the [●]th calendar day, or such other date as the Fund and the Required Beneficial Owners shall agree, following the date of delivery of a Rate Adjustment Notice, unless the Rate Adjustment Notice shall have been withdrawn prior to such [●]th calendar day or other agreed day.

“Failed Transition Event” means that, in the case of a proposed transition to a new Mode to succeed the Variable Rate Mode pursuant to Article 3, (i) the Transition Notice required by Section 3.3(c) states that the Transition Remarketing Agent was unable to successfully remarket all of the MFP Shares to be purchased on the New Mode Commencement Date, (ii) the remarketing proceeds for any tendered MFP Shares are not received for any reason by the Tender and Paying Agent by 4:30 p.m., New York City time, or, if payment is made directly to the Beneficial Owners, by the Beneficial Owners by 3:00 p.m., New York City time, subject to the proviso in Section 3.3(e), in each case, on the New Mode Commencement Date, or (iii) the Fund has otherwise been unsuccessful in establishing a new Mode to succeed the Variable Rate Mode (in each of which cases the related MFP Shares will be treated as not having been successfully remarketed).

“Failed Transition Period” means, upon the occurrence of a Failed Adjustment Event or a Failed Transition Event, the period commencing on the date of such Failed Adjustment Event or Failed Transition Event and ending on the earliest to occur of (i) the redemption by the Fund on the Failed Transition Redemption Date or, if earlier, another Redemption Date, if any, of 100% of the Outstanding MFP Shares, or (ii) the repurchase by the Fund of 100% of the Outstanding MFP Shares, or (iii) the successful Transition Remarketing of 100% of the Outstanding MFP Shares in accordance with the terms of this Supplement, or (iv) mutual agreement by the Fund and the Required Beneficial Owners to terminate the Failed Transition Period and revert to the Variable Rate Mode on the terms mutually agreed by the Fund and the Required Beneficial Owners.

“Failed Transition Period Applicable Spread” means, for each Dividend Reset Period or portion thereof occurring while the Failed Transition Period, if any, has occurred and is continuing: the higher of (i) the Applicable Spread that would otherwise be in effect absent a Failed Transition Event and (ii) [●] basis points ([●]%) (up to [●] days of the continued Failed Transition Period), [●] basis points ([●]%) ([●] days but fewer than [●] days of the continued Failed Transition Period), [●] basis points ([●]%) ([●] days but fewer than [●] days of the continued Failed Transition Period), [●] basis points ([●]%) ([●] days but fewer than [●] days of the continued Failed Transition Period), [●] basis points ([●]%) ([●] days but fewer than [●] days of the Failed Transition Period), and [●] basis points ([●]%) ([●] days or more of the continued Failed Transition Period).

“Failed Transition Period Dividend Rate” means, with respect to any Dividend Reset Period (or portion thereof) occurring during the Failed Transition Period, if any, subject to the adjustment described in Section 2.7(a), the Index Rate for such Dividend Reset Period (or portion thereof) plus the Failed Transition Period Applicable Spread for such Dividend Reset Period (or portion thereof); provided, however, that, with respect to any Increased Rate Period (or any portion of a Dividend Reset Period to which the Increased Rate otherwise applies), the Failed Transition Period Dividend Rate shall mean the Increased Rate for such Increased Rate Period (or such portion of a Dividend Reset Period); and provided further, that the Failed Transition Period Dividend Rate for any Dividend Reset Period (or portion thereof) shall in no event exceed the Maximum Rate.

“Failed Transition Redemption Date” means (i) in the case of a Failed Adjustment Event, the first Business Day falling on or after the [●]th calendar day following the Failed Adjustment Event or (ii) in the case of a Failed Transition Event, the first Business Day falling on or after the [●]th calendar day following the Failed Transition Event.

“Fitch” has the meaning set forth in the Statement.

“Fund” has the meaning set forth in the preamble to this Supplement.

“Holder” has the meaning set forth in the Statement.

“Increased Rate” means, for any Increased Rate Period or any portion thereof to which the Increased Rate otherwise applies, the Index Rate for such Increased Rate Period or portion thereof plus an Applicable Spread of [●]%.

“Increased Rate Period” has the meaning set forth in Section 2.1(f)(i).

“Index Rate” means, with respect to any Dividend Reset Period or portion thereof, [(i) the SIFMA Municipal Swap Index made available by approximately 4:00 p.m., New York City time, on the Rate Determination Date for such Dividend Reset Period or (ii) if such index is not made so available on such date, the SIFMA Municipal Swap Index as determined on the previous Rate Determination Date or (iii) such index rate or rates as may be provided for in the Adjusted Rate Terms pursuant to Section 2.1(h)].

“Initial Dividend Reset Period” means the period commencing on and including the Mode Commencement Date, and ending on, and including, the next succeeding calendar day that is a Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day).

“[Initial] Mode” means, the Variable Rate Mode designated by this Supplement for the period commencing on the Mode Commencement Date and ending on the Mode Termination Date.

“Investment Adviser” has the meaning set forth in the Statement.

“Liquidation Preference” has the meaning set forth in the Statement.

“Liquidity Account” has the meaning set forth in Section 2.8(a).

“Liquidity Account Investments” has the meaning set forth in the Statement.

“Liquidity Requirement” has the meaning set forth in Section 2.8(b).

“Majority Beneficial Owner” means the Beneficial Owner at the relevant date of more than 50% of the Outstanding MFP Shares.

“Mandatory Redemption Date” has the meaning set forth in Section 2.3(c)(iii).

“Mandatory Tender” means the mandatory tender of all MFP Shares by the Beneficial Owners thereof for Transition Remarketing and purchase on the New Mode Commencement Date.

“Market Value” has the meaning set forth in the Statement.

“Maximum Rate” means 15% per annum.

“Mode” has the meaning set forth in the Statement.

“Mode Change Notice” has the meaning set forth in Section 3.2(a).

“Mode Commencement Date” means [●], 20[●].

“Mode Termination Date” means the earliest of (i) the date established pursuant to Article 3 as the final day of the Variable Rate Mode preceding a successful transition to a new Mode, (ii) the Term Redemption Date and (iii) the date of earlier redemption of all of the Outstanding MFP Shares.

“New Mode Commencement Date” has the meaning set forth in Section 3.1(a).

“Notice of Redemption” has the meaning set forth in Section 2.3(e)(i).

“Notice of Taxable Allocation” has the meaning set forth in Section 2.7(a).

“NRSRO” has the meaning set forth in the Statement.

“Optional Redemption Date” has the meaning set forth in Section 2.3(d)(i).

“Outstanding” has the meaning set forth in the Statement.

“Person” has the meaning set forth in the Statement.

“Preferred Shares” has the meaning set forth in the Statement.

“Purchase Agreement” means, with respect to the MFP Shares issued pursuant to the Statement and this Supplement, the Series [●] MuniFund Preferred Shares (MFP) Purchase Agreement to be dated as of [●], 20[●] between the Fund and the Purchaser.

“Purchase Price” means an amount equal to the Liquidation Preference of each MFP Share to be purchased on the New Mode Commencement Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the New Mode Commencement Date.

“Purchaser” means [●] as the [initial] purchaser of the MFP Shares pursuant to the Purchase Agreement.

“Rate Adjustment Agreement Date” has the meaning set forth in Section 2.1(h)(iv).

“Rate Adjustment Notice” means a notice of a proposed Adjusted Rate Terms, in the form of Appendix A hereto, delivered by either the Fund or the Majority Beneficial Owner in accordance with Section 2.1(h).

“Rate Adjustment Notice Period” means, with respect to any Rate Adjustment Notice, the period commencing on the date of delivery of the Rate Adjustment Notice and ending on the earliest to occur of (i) withdrawal or deemed withdrawal of the Rate Adjustment Notice in accordance with Section 2.1(h)(iii) or (vi), (ii) the related Rate Adjustment Agreement Date, (iii) the redemption, repurchase or successful Transition Remarketing of 100% of the Outstanding MFP Shares in accordance with the terms of this Supplement or (iv) the date of a Failed Adjustment Event, as applicable.

“Rate Determination Date” means, with respect to the Initial Dividend Reset Period, [●], 20[●], and, with respect to any Subsequent Dividend Reset Period, (i) the last day of the immediately preceding Dividend Reset Period or, if such day is not a Business Day, the next succeeding Business Day (provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day) or (ii) as may be otherwise provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).

“Rating Agencies” means, as of any date, (i) [●] and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.5, in each case above, to the extent it maintains a rating on the MFP Shares on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.5.    [●] has initially been designated as the Rating Agency for purposes of the MFP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of the MFP Shares and such Rating Agency has been replaced by another Rating Agency in accordance with Section 2.5, any references to any credit rating of such replaced Rating Agency in this Supplement shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the other Rating Agency that has replaced such Rating Agency using the most recent published credit ratings for the MFP Shares of such replacement Rating Agency or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Supplement shall instead be deemed to be references to such corresponding replacement rating definition. Notwithstanding anything to the contrary in Section 7 of the Statement, in the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of the MFP Shares is terminated in accordance with Section 2.5, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Supplement for the MFP Shares, shall be disregarded, and only the ratings of the then-designated Rating Agencies for the MFP Shares shall be taken into account for purposes of this Supplement, provided that, for purposes of determining the Dividend Rate applicable to a Dividend Reset Period, any designation of a Rating Agency after the Rate Determination Date for such Dividend Reset Period will take effect on or as of the next succeeding Rate Determination Date.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to the MFP Shares for so long as the MFP Shares are Outstanding during the Variable Rate Mode.

“Ratings Event” has the meaning set forth in Section 2.1(f)(i).

“Redemption Date” has the meaning set forth in Section 2.3(e)(i) and includes, as applicable, the Term Redemption Date, a Failed Transition Redemption Date, any Mandatory Redemption Date or any Optional Redemption Date.

“Redemption Default” has the meaning set forth in Section 2.1(f)(i).

“Redemption Price” means, for each MFP Share to be redeemed pursuant to Section 2.3, a price per share equal to (x) the Liquidation Preference per MFP Share plus (y) an amount equal to all unpaid dividends and other distributions on such MFP Share accumulated from and including the Date of Original Issue of such MFP Share to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon, and subject to Section 2.3(e)(vi)).

“Required Beneficial Owners” means the Beneficial Owners of 100% of the Outstanding MFP Shares.

“Securities Depository” has the meaning set forth in the Statement.

[“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Bloomberg or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Bloomberg or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Fund.]

“Special Dividend Payment Date” has the meaning set forth in Section 2.1(g).

“Statement” has the meaning set forth in the preamble to this Supplement.

“Subsequent Dividend Reset Period” means [(i) the period from, and including, the first day following the Initial Dividend Reset Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day) and each subsequent period from, and including, the first day following the end of the previous Subsequent Dividend Reset Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day), or (ii) as may be otherwise provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).]

“Supplement” has the meaning set forth in the preamble to this Supplement.

“Tax Event” has the meaning set forth in Section 2.1(f)(i).

“Taxable Allocation” means the allocation of any net capital gains or other income taxable for regular federal income tax purposes to a dividend paid in respect of the MFP Shares.

“Tender and Paying Agent” means, with respect to the MFP Shares, The Bank of New York Mellon and its successors or any other tender and paying agent appointed by the Fund with respect to the MFP Shares.

“Tender and Paying Agent Agreement” means, with respect to the MFP Shares, the Tender and Paying Agent Agreement to be dated as of [●], 20[●], by and between the Fund and the Tender and Paying Agent, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other tender and paying agent appointed by the Fund.

“Term Redemption Date” has the meaning set forth in the Statement.

“Transition” has the meaning set forth in Section 3.5(a).

“Transition Date” has the meaning set forth in Section 3.5(a).

“Transition Notice” has the meaning set forth in Section 3.3(c).

“Transition Remarketing” means the remarketing of the MFP Shares by the Transition Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to the Mandatory Tender in connection with the transition from the Variable Rate Mode to a new Mode.

“Transition Remarketing Agent” means the entity or entities appointed as such by the Fund to conduct the Transition Remarketing.

“Variable Rate Mode” means the Mode established for the MFP Shares by the terms and conditions of the Statement as modified by this Supplement.

1.2.        Interpretation. (a) General. The headings preceding the text of Sections included in this Supplement are for convenience only and shall not be deemed part of this Supplement or be given any effect in interpreting this Supplement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Supplement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Supplement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Sections shall refer to those portions of this Supplement, unless otherwise provided. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Supplement as a whole and not to any particular Article, Section or clause of this Supplement.

(b)        Interpretation of the Statement and this Supplement.  Subject to Section 4(e) of the Statement, the terms and conditions of the MFP Shares set forth in this Supplement supersede the terms of the Statement, to the extent inconsistent therewith, for the Variable Rate Mode.

(c)        Mode Commencement Date.  This Supplement shall be effective on the Mode Commencement Date.

ARTICLE 2

TERMS APPLICABLE TO THE SERIES [●] MUNIFUND PREFERRED SHARES FOR

THE VARIABLE RATE MODE

The MFP Shares shall have the following terms for the Variable Rate Mode:

2.1.        Dividends and Distributions.

(a)        Applicable Rates.  The amount of dividends per share payable on MFP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Dividend Reset Period (or portion thereof) in the related Dividend Period. The amount of dividends per share accumulated for each such Dividend Reset Period (or portion thereof) shall be computed by [(i) multiplying the Dividend Rate in effect for MFP Shares for such Dividend Reset Period (or portion thereof) by a fraction, the numerator of which shall be the actual number of days in such Dividend Reset Period (or portion thereof) and the denominator of which shall be the actual number of days in the year in which such Dividend Reset Period (or portion thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for an MFP Share.] The Dividend Rate may be adjusted to a new Dividend Rate as provided in the Adjusted Rate Terms pursuant to Section 2.1(h) below. The Dividend Rate shall be adjusted to the Increased Rate for each Increased Rate Period (or portion thereof) as provided in Section 2.1(f) below. For each Dividend Reset Period (or portion thereof) during the Failed Transition Period, if any, the Dividend Rate shall be the Failed Transition Period Dividend Rate.

(b)        Dividend Declaration and Entitlement. Dividends on MFP Shares with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each day in such Dividend Period and shall be paid as provided in Section 2.1(e) hereof. In connection with any transfer of MFP Shares, the transferor shall, subject to any agreement between the transferor and transferee, transfer to the transferee the transferor’s right to receive from the Fund any unpaid dividends so declared for each day prior to the transferee becoming the Holder or Beneficial Owner, as applicable, of the MFP Shares in consideration of a portion of the purchase price for such MFP Shares paid by the transferee.

(c)        Dividend Payment by Fund to Tender and Paying Agent. Not later than 5:00 p.m., New York City time, on the Business Day immediately preceding each Dividend Payment Date, the Fund shall deposit with the Tender and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions, if any, that are payable on such Dividend Payment Date in respect of the MFP Shares. The Fund may direct the Tender and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(d)        Tender and Paying Agent as Trustee of Dividend Payments by Fund. All Deposit Securities deposited with the Tender and Paying Agent for the payment of dividends and other distributions, if any, payable on MFP Shares shall be held in trust for the payment of such dividends and other distributions by the Tender and Paying Agent for the benefit of the Holders of the MFP Shares entitled to the payment of such dividends and other distributions pursuant to Section 2.1(e). Any moneys paid to the Tender and Paying Agent in accordance with the foregoing but not applied by the Tender and Paying Agent to the payment of dividends and other distributions, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(e)        Dividends Paid to Holders. Dividends and any distributions made pursuant to Section 2.7(a) on the MFP Shares shall be paid on each Dividend Payment Date to the Holders of the MFP Shares as their names appear on the registration books of the Fund at the close of business on the day immediately preceding such Dividend Payment Date (or, if such day is not a Business Day, the next preceding Business Day). Dividends and any distributions made pursuant to Section 2.7(a) in arrears on MFP Shares for any past Dividend Period may be declared (to the extent not previously declared) and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of such shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments of other distributions on MFP Shares which may be in arrears.

(f)        Increased Rate. (i) The Dividend Rate shall be adjusted to the Increased Rate for each Increased Rate Period. Subject to the cure provisions of Section 2.1(f)(iii), a Dividend Reset Period with respect to the MFP Shares shall be deemed to be an “Increased Rate Period” if on the first day of such Dividend Reset Period, (A) the Fund has failed to deposit with the Tender and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date, Deposit Securities that will provide funds available to the Tender and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on the MFP Shares payable on such Dividend Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.1(f)(ii) on or prior to such first day; (B) the Fund has failed to deposit with the Tender and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date for the MFP Shares (or any thereof), Deposit Securities that will provide funds available to the Tender and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such shares on such Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.1(f)(ii) on or prior to such first day; (C) any Rating Agency has withdrawn the credit rating required to be maintained with respect to the MFP Shares pursuant to Section 2.5, other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally, and such withdrawal is continuing, or the Board of Trustees has terminated the designation of a Rating Agency without complying with the requirements of Section 2.5, and the MFP Shares are not then rated by a Rating Agency, and such condition is continuing; (D) a Ratings Event (as defined below) has occurred and is continuing with respect to the MFP Shares; or (E) (i) a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the MFP Shares do not qualify as equity in the Fund and (ii) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”). A “Ratings Event” shall be deemed to exist with respect to the MFP Shares at any time the MFP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time (or from the Rating Agency designated at such time if only one Rating Agency is then designated) that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder. In no event shall an Increased Rate be cumulative, notwithstanding the existence of and continuation of multiple conditions giving rise to an Increased Rate Period.

(ii)        Subject to the cure provisions of Section 2.1(f)(iii), a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and other distributions on the MFP Shares and any unpaid Redemption Price on the MFP Shares (or any thereof, as applicable) shall have been deposited irrevocably in trust in same-day funds with the Tender and Paying Agent.

(iii)        No Increased Rate Period for the MFP Shares with respect to any Dividend Default or Redemption Default on such shares shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of the MFP Shares is deposited irrevocably in trust, in same-day funds, with the Tender and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for the MFP Shares with respect to which such Default occurred, together with an amount equal to the Increased Rate on such shares applied to the aggregate Liquidation Preference of and for the period of such non-payment on such shares, determined as provided in Section 2.1(a).

(g)        Special Dividend Payment Dates. Notwithstanding the foregoing, the Fund in its discretion may establish Dividend Payment Dates (each, a “Special Dividend Payment Date”) more frequent than monthly Dividend Payment Dates in respect of the Variable Rate Mode; provided, that any such Special Dividend Payment Date shall be a Business Day.

(h)        Adjustable Rate Terms. The following are the procedures for proposing and establishing Adjusted Rate Terms:

(i)        On any day after [●], 20[●], the Fund, at its option, may seek to establish Adjusted Rate Terms by delivering a Rate Adjustment Notice by email transmission, confirmed promptly by telephone, to the Holders of the MFP Shares and the Purchaser, or by requesting the Tender and Paying Agent, on behalf of the Fund, to promptly do so; provided, that, if the MFP Shares are in certificated form, the Rate Adjustment Notice may be delivered to the Holders at their addresses as shown on the records of the Tender and Paying Agent by overnight delivery or by first class mail, postage prepaid. The date of delivery of a Rate Adjustment Notice shall be deemed to be the day on which it is sent by email transmission or, if applicable, overnight delivery or by first class mail, postage prepaid.

(ii)        On any day after [●], 20[●], a Majority Beneficial Owner, at its option, may seek to have the Fund establish Adjusted Rate Terms by delivering a Rate Adjustment Notice by email transmission, confirmed promptly by telephone, to the Fund. Promptly after receiving such notice from such Majority Beneficial Owner, if such Majority Beneficial Owner then owns less than 100% of the Outstanding MFP Shares, the Fund shall deliver, or request the Tender and Paying Agent, on behalf of the Fund, to deliver, notice thereof by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the MFP Shares. The date of delivery of a Rate Adjustment Notice shall be deemed to be the day on which it is sent by email transmission or, if applicable, overnight delivery or by first class mail, postage prepaid.

(iii)        A Rate Adjustment Notice may be withdrawn at any time by the proposing party prior to agreement in writing to proposed Adjusted Rate Terms with the other party pursuant to such Rate Adjustment Notice, in which case the Rate Adjustment Notice Period shall terminate. Notice of withdrawal of a Rate Adjustment Notice shall be made by email transmission, confirmed promptly by telephone; provided, that if the MFP Shares are in certificated form, notice of withdrawal may be made by overnight delivery, by first class mail, postage prepaid to the Holders at their addresses as shown on the records of the Tender and Paying Agent. If at any time after the Majority Beneficial Owner delivers a Rate Adjustment Notice and while the related Rate Adjustment Notice Period is continuing, the Majority Beneficial Owner decreases its ownership level of MFP Shares to 50% or less of the Outstanding MFP Shares, its Rate Adjustment Notice shall be deemed withdrawn and the Rate Adjustment Notice Period shall terminate.

(iv)        The Fund and the Required Beneficial Owners shall have until the 180th calendar day following the date of delivery of a Rate Adjustment Notice, or such other date as the Fund and the Required Beneficial Owners shall agree, to agree in writing to proposed Adjusted Rate Terms pursuant to the Rate Adjustment Notice (the date of such written agreement, the “Rate Adjustment Agreement Date”). The agreed Adjusted Rate Terms, if any, may be the Adjusted Rate Terms proposed in the Rate Adjustment Notice or such other Adjusted Rate Terms as the Fund and the Required Beneficial Owners may agree. If the Fund and the Required Beneficial Owners agree to Adjusted Rate Terms during the Rate Adjustment Notice Period, then the Adjusted Rate Terms shall become effective from and including the Dividend Reset Period immediately succeeding the Rate Adjustment Agreement Date.

(v)        During a Rate Adjustment Notice Period, if the Majority Beneficial Owner is the proposing party, the Fund shall use its reasonable best efforts, to the extent it can do so on a commercially reasonable basis, to either agree with the Required Beneficial Owners on the Adjusted Rate Terms or establish a new Mode for the MFP Shares in accordance with Section 3.1(a). If the Majority Beneficial Owner is the proposing party, and the Fund and the Required Beneficial Owners fail to agree in writing to Adjusted Rate Terms during the Rate Adjustment Notice Period, then the proposed Adjusted Rate Terms shall not take effect, such failure shall constitute a Failed Adjustment Event and a Failed Transition Period shall commence. In such case, the Fund shall use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to establish a new Mode for the MFP Shares prior to the Failed Transition Redemption Date resulting from such Failed Adjustment Event in accordance with Section 3.1(a).

(vi)        During a Rate Adjustment Notice Period, if the Fund is the proposing party, the Fund shall use its reasonable best efforts, to the extent it can do so on a commercially reasonable basis, to agree with the Required Beneficial Owners on the Adjusted Rate Terms. If the Fund and the Required Beneficial Owners fail to reach such agreement during the Rate Adjustment Notice Period, then the Rate Adjustment Notice shall be deemed withdrawn and the Rate Adjustment Notice Period shall terminate.

(vii)        Adjusted Rate Terms, once established, may be further adjusted or replaced with new Adjusted Rate Terms in accordance with the terms hereof.

(viii)        A Rate Adjustment Notice pursuant to this Section 2.1(h) may propose modified or new terms for the MFP Shares, including, but not limited to, the Dividend Rate (which may be fixed or floating), as well as, as applicable, the Index Rate, the Index Maturity, the Index Multiplier, the Applicable Spread, the Spread Multiplier, the Rate Determination Date(s), the Dividend Reset Date(s), the Dividend Reset Period(s), the Minimum Dividend Rate, the Day Count Convention, the Dividend Period(s) and other terms as set forth in the Rate Adjustment Notice (collectively, “Adjusted Rate Terms”); provided, that no Adjusted Rate Terms adopted in accordance with this Supplement shall modify the terms or applicability of Section 1, Section 4(e), Section 5, Section 8, Section 10(b)(i), Section 10(d), Section 10(h), Section 11 or Section 12(a) of the Statement; and provided further, that no Adjusted Rate Terms adopted in accordance with this Supplement shall modify any terms affecting the parity ranking of MFP Shares relative to any other series of Preferred Shares of the Fund at any time outstanding with respect to dividends or distributions of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The Adjusted

Rate Terms, if any, agreed to in accordance with the foregoing procedures shall be set forth in a supplement to this Supplement or in an amended Supplement. Any Adjusted Rate Terms used in this Supplement but not otherwise defined shall, as applicable, be defined in the Rate Adjustment Notice and such supplement or amended Supplement.

2.2.        Coverage & Leverage Tests.

(a)        Asset Coverage Requirement. For so long as any MFP Shares are Outstanding during the Variable Rate Mode, the Fund shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Fund shall fail to maintain such Asset Coverage as of the close of business on any Business Day, the provisions of Section 2.3(c)(i) shall apply, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.2(a).

(b)        Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.2(a) are satisfied, (i) no MFP Shares or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.2(a) if, prior to or concurrently with such determination, sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such shares or other Preferred Shares) to pay the full redemption price for such shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for the MFP Shares or other Preferred Shares and the requisite notice of redemption for such shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or other sufficient funds that shall have been so deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c)        Effective Leverage Ratio Requirement. For so long as MFP Shares are Outstanding during the Variable Rate Mode, the Effective Leverage Ratio shall not exceed 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of the close of business on any Business Day, the provisions of Section 2.3(c)(ii) shall apply, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.2(c).

(d)        Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.2(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i)        The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, any such senior securities for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient funds on hand for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act); and (C) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund; divided by

(ii)        The sum of (A) the Market Value of the Fund’s total assets (including amounts attributable to senior securities but excluding any assets consisting of Deposit Securities or funds referred to in clause (A) of Section 2.2(d)(i) above), less the amount of the Fund’s accrued liabilities (other than liabilities for the aggregate principal amount of senior securities representing indebtedness), and (B) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.3.        Redemption. The MFP Shares shall be subject to redemption by the Fund as provided below:

(a)        Term Redemption. The Fund shall redeem all Outstanding MFP Shares on the Term Redemption Date as provided in the Statement.

(b)        Failed Transition Redemption. The Fund shall redeem all Outstanding MFP Shares on the Failed Transition Redemption Date, if any, if the Failed Transition Period is then continuing, at a price per MFP Share equal to the Redemption Price.

(c)        Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i)        Asset Coverage Mandatory Redemption.

(A)        If the Fund fails to comply with the Asset Coverage requirement as provided in Section 2.2(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.2(a) and such failure is not cured as of the Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.3(c)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the Business Day next following such Asset Coverage Cure Date, cause a notice of redemption to be issued, and cause to be deposited Deposit Securities or other sufficient funds in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of MFP Shares, to enable it to meet the requirements of Section 2.3(c)(i)(B). In the event that any MFP Shares then Outstanding are to be redeemed pursuant to this Section 2.3(c)(i) or Section 2.3(c)(ii), the Fund shall redeem such shares at a price per MFP Share equal to the Redemption Price.

(B)        On the Redemption Date for a redemption contemplated by Section 2.3(c)(i)(A), the Fund shall redeem, at the Redemption Price per MFP Share or specified redemption price for any other Preferred Shares, as applicable, out of funds legally available therefor, such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of MFP Shares) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of MFP Shares and other Preferred Shares the redemption or retirement of which would have such result, all MFP Shares and other Preferred Shares then outstanding shall be redeemed) and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.3(c)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.3(c) a sufficient number of MFP Shares that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Fund having Asset Coverage on such Asset Coverage Cure Date of up to and including 250%. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of MFP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such Asset Coverage Cure Date, the Fund shall redeem those MFP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding MFP Shares are to be redeemed pursuant to this Section 2.3(c)(i), the number of MFP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.3(c)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

(ii)        Effective Leverage Ratio Mandatory Redemption.

(A)        If the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.2(c) or as determined in accordance with Section 6.13 of the Purchase Agreement (if then in effect) as of any time as of which such compliance is required to be determined in accordance with Section 2.2(c) and, in any such case, such failure is not cured as of the close of business on the date that is seven (7) Business Days following the Business Day on which such non-compliance is first determined (the “Effective

Leverage Ratio Cure Date”) other than as a result of the redemption or other transactions required by this Section 2.3(c)(ii), the Fund shall not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date cause the Effective Leverage Ratio (determined in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Supplement and under the Purchase Agreement) to not exceed the Effective Leverage Ratio required under Section 2.2(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.2(c)) as so determined, by (x) engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, causing a notice of redemption to be issued, and, in addition, causing to be irrevocably deposited Deposit Securities or other sufficient funds in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of MFP Shares, or (z) engaging in any combination of the actions contemplated by clauses (x) and (y) of this Section 2.3(c)(ii)(A). In the event that any MFP Shares are to be redeemed pursuant to clause (y) of this Section 2.3(c)(ii)(A), the Fund shall redeem such MFP Shares at a price per MFP Share equal to the Redemption Price. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.3(c)(ii), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.3(c)(ii) a sufficient number of MFP Shares that, when aggregated with other Preferred Shares redeemed by the Fund and after giving effect to the transactions described in clause (x) of this Section 2.3(c)(ii)(A), would result, if deemed to have occurred immediately prior to the opening of business on the Effective Leverage Ratio Cure Date, in the Fund having an Effective Leverage Ratio on such Effective Leverage Ratio Cure Date of no less than 40%.

(B)        On the Redemption Date for a redemption contemplated by clause (y) of Section 2.3(c)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of MFP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.3(c)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those MFP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding MFP Shares are to be redeemed pursuant to clause (y) of Section 2.3(c)(ii)(A), the number of MFP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.3(c)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(iii)        Mandatory Redemption Date. Any date fixed for the redemption of MFP Shares pursuant to the requirements of this Section 2.3(c) and in accordance with Section 2.3(e) shall constitute a “Mandatory Redemption Date.”

(d)        Optional Redemption.

(i)        Subject to the provisions of Section 2.3(d)(ii), the Fund may at its option on any Business Day after [●], 20[●] (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding MFP Shares, at a price per MFP Share equal to the Redemption Price.

(ii)        If fewer than all of the Outstanding MFP Shares are to be redeemed pursuant to Section 2.3(d)(i), the MFP Shares to be redeemed from the respective Holders shall be selected either (A) pro rata among the Holders of the MFP Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided that, in each case, such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.3(d)(ii) shall be subject to any applicable procedures established by the Securities Depository. Subject to the provisions of the Statement and this Supplement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which MFP Shares will be redeemed pursuant to this Section 2.3(d) from time to time.

(iii)        The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.3(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.3(d) unless on such date the Fund has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of MFP Shares by reason of the redemption of such MFP Shares on such Optional Redemption Date.

(iv)        MFP Shares redeemed at the Fund’s sole option in accordance with, but solely to the extent contemplated by, Section 2.3(c)(i)(B) or Section 2.3(c)(ii) shall be considered mandatorily redeemed in accordance therewith and not subject to this Section 2.3(d).

(e)        Procedures for Redemption.

(i)        If the Fund shall determine or be required to redeem, in whole or in part, MFP Shares pursuant to Section 2.3(a), (b), (c) or (d), the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Tender and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days prior to the date fixed for redemption and not less than [●] ([●]) calendar days (or such shorter or longer notice period as may be consented to by the Required Beneficial Owners, which consent shall not be deemed to be a vote required by Section 5 of the Statement) prior to the date fixed for redemption pursuant to this Section 2.3(e) in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) that it applies to the MFP Shares and the number of MFP Shares to be redeemed; (C) the CUSIP number for the MFP Shares; (D) the applicable Redemption Price on a per share basis or, if not then ascertainable, the manner of calculation thereof; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the MFP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Supplement under which such redemption is made. If fewer than all MFP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of MFP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in the Notice of Redemption relating to a Failed Transition Period redemption that such redemption is subject to the condition of the Failed Transition Period being continuing on the related Redemption Date. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Supplement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii)        If the Fund shall give a Notice of Redemption, then at any time from and after the giving of a Notice of Redemption and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date (so long as any applicable conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Tender and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the MFP Shares to be redeemed on the Redemption Date and (B) give the Tender and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the MFP Shares called for redemption and redeemed on the Redemption Date. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is the Failed Transition Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Liquidity Account) shall be made no later than fifteen (15) calendar days prior to the Failed Transition Redemption Date. The Fund may direct the Tender and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.

(iii)        Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the MFP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such MFP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof, including Section 2.3(e)(vi), up to (but excluding) the applicable date of redemption of the MFP Shares, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.3(e)(v) below, shall be payable as part of the applicable Redemption Price on the date of redemption of the MFP Shares). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the MFP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred and sixty five (365) calendar days from the date of redemption of the MFP Shares shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the MFP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof.        The Fund shall be entitled to receive, from time to time after the date of redemption, any interest on the Deposit Securities so deposited.

(iv)        On or after the Redemption Date, each Holder of MFP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such MFP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such MFP Shares, without interest, and, in the case of a redemption of fewer than all the MFP Shares represented by such certificate(s), a new certificate representing the MFP Shares that were not redeemed.

(v)        In the case of any redemption pursuant to Section 2.3(d), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any MFP Shares, dividends may be declared and paid on each Dividend Payment Date in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such MFP Shares shall not have been deposited in trust with the Tender and Paying Agent for that purpose.

(vi)        Notwithstanding anything to the contrary herein or in the Statement or in any Notice of Redemption, if the Fund shall not have redeemed MFP Shares on the applicable Redemption Date, the Holders of the MFP Shares subject to redemption shall continue to be entitled to receive dividends on such shares at the Dividend Rate for the period from, and including, such Redemption Date through, but excluding, the date on which such shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared but without interest thereon), together with any Additional Amount Payment applicable thereto, shall be included in the Redemption Price for the MFP Shares.

(f)        Tender and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Tender and Paying Agent for payment of the Redemption Price of MFP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of MFP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.3(e)(iii) above.

(g)        Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.3, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the MFP Shares, provided that such modification does not materially and adversely affect the Holders of the MFP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Tender and Paying Agent without its prior consent.

2.4.        Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy with respect to MFP Shares.

2.5.        Rating Agencies. The Fund shall use commercially reasonable efforts to cause a Rating Agency to issue a long-term credit rating with respect to the MFP Shares for so long as the MFP Shares are Outstanding during the Variable Rate Mode. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a

Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to the MFP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency with respect to the MFP Shares or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of the MFP Shares; provided that such replacement shall not occur unless such a replacement Rating Agency shall have at the time of such replacement (i) published a rating for the MFP Shares and (ii) entered into an agreement with the Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Rating Agencies hereunder with respect to the MFP Shares by notice to the Holders of the MFP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of the MFP Shares or any other shareholder of the Fund.

2.6.        Issuance of Additional Preferred Shares. So long as any MFP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of Preferred Shares ranking on a parity with MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding MFP Shares, and authorize, issue and sell additional shares of any such Series of Preferred Shares then outstanding or so established and created, including additional MFP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.2(b)) of at least 225% and an Effective Leverage Ratio not in excess of 45%.

2.7.        Distributions with respect to Taxable Allocations. Whenever a Taxable Allocation is to be paid by the Fund with respect to the MFP Shares with respect to any Dividend Period and either the Increased Rate or the Maximum Rate is not in effect during such Dividend Period, the Fund shall comply with one of clause (a), clause (b) or clause (c) of this Section 2.7:

(a)        The Fund may provide notice to the Tender and Paying Agent prior to the commencement of any Dividend Period for the MFP Shares of the amount of the Taxable Allocation that will be made in respect of shares of such Series for such Dividend Period (a “Notice of Taxable Allocation”). Such Notice of the Taxable Allocation will state the amount of the dividends payable in respect of each MFP Share for such Dividend Period that will be treated as a Taxable Allocation and the adjustment to the Dividend Rate for each Dividend Reset Period (or portion thereof) included in such Dividend Period that will be required to pay the Additional Amount Payment in respect of the Taxable Allocation paid on such MFP Share for such Dividend Period. In lieu of adjusting the Dividend Rate, the Fund may make, in addition to and in conjunction with the payment of regular dividends for such Dividend Period, a supplemental distribution in respect of each share of such series for such Dividend Period equal to the Additional Amount Payment payable in respect of the Taxable Allocation paid on such share for such Dividend Period. The Fund will use commercially reasonable efforts to effect the distribution of Taxable Allocations in respect of the MFP Shares as provided in this Section 2.7(a), and shall only effect the adjustment or distribution in respect of Taxable Allocations as described in Section 2.7(b) and/or Section 2.7(c) if such commercially reasonable efforts do not reasonably permit the Fund to effect the adjustment or distribution in respect of a Taxable Allocation as contemplated by this Section 2.7(a).

(b)        If the Fund does not provide a Notice of Taxable Allocation as provided in Section 2.7(a) with respect to a Taxable Allocation that is made in respect of the MFP Shares, the Fund may make one or more supplemental distributions on the MFP Shares equal to the Additional Amount Payment due in respect of such Taxable Allocation. Any such supplemental distribution in respect of the MFP Shares shall be made reasonably promptly following any such Taxable Allocation and may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders of the MFP Shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date of such supplemental distribution, as may be fixed by the Board of Trustees.

(c)        If in connection with a redemption of MFP Shares, the Fund makes a Taxable Allocation without having either given advance notice thereof pursuant to Section 2.7(a) or made one or more supplemental distributions pursuant to Section 2.7(b), the Fund shall direct the Tender and Paying Agent to send an Additional

Amount Payment in respect of such Taxable Allocation to each Beneficial Owner of such shares at such Person’s address as the same appears or last appeared on the record books of the Fund. For such purpose, the Fund and the Tender and Paying Agent may rely on the address most recently provided by the Beneficial Owner in accordance with the Purchase Agreement (including any transferee certificate delivered in accordance therewith).

(d)        Notwithstanding anything to the contrary in this Supplement, the Fund shall not be required to pay Additional Amount Payments with respect to the MFP Shares with respect to any net capital gain or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

2.8.        Failed Transition Redemption Liquidity Account and Liquidity Requirement.

(a) By the first Business Day following the commencement and during the continuance of the Failed Transition Period, the Fund shall cause the Custodian to earmark, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the Outstanding MFP Shares. If, while the Failed Transition Period is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account as of the close of business on any Business Day is less than 110% of the Liquidation Preference of the Outstanding MFP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including earmarking additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account is at least equal to 110% of the Liquidation Preference of the Outstanding MFP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund earmarked as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such earmarking and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund earmarked as Liquidity Account Investments at the close of business on such date have a Market Value at least equal to 110% of the Liquidation Preference of the Outstanding MFP Shares and (y) the assets of the Fund designated and earmarked as Deposit Securities at the close of business on such date have a Market Value at least equal to the Liquidity Requirement (if any) determined in accordance with paragraph (b) below with respect to the Outstanding MFP Shares for such date. The Fund shall cause the Custodian not to permit, and the Fund shall otherwise not permit, any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(b)

(i)        In the case of a Failed Transition Period relating to a Failed Adjustment Event, the Market Value of the Deposit Securities held in the Liquidity Account, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the Failed Transition Redemption Date specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for the Outstanding MFP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of subsection (c) below:

Number of Days Preceding the Failed Transition Redemption Date	Market Value of Deposit Securities as Percentage of Liquidation Preference
[●]	[●]%
[●]	[●]%
[●]	[●]%
[●]	[●]%
[●]	[●]%

(ii)        In the case of a Failed Transition Period relating to a Failed Transition Event where the Fund has initiated a proposed Transition pursuant to Section 3.5, the Market Value of the Deposit Securities held in the Liquidity Account, from and after the day (or, if such day is not a Business Day, the next succeeding

Business Day) preceding the Failed Transition Redemption Date specified in the table set forth below, shall not be less than the Liquidity Requirement set forth below opposite such day, but in all cases subject to the cure provisions of subsection (c) below:

Number of Days Preceding the Failed Transition Redemption Date	Market Value of Deposit Securities as Percentage of Liquidation Preference
[●]	[●]%
[●]	[●]%
[●]	[●]%
[●]	[●]%
[●]	[●]%

(c)        If the aggregate Market Value of the Deposit Securities included in the Liquidity Account as of the close of business on any Business Day is less than the Liquidity Requirement in respect of the Outstanding MFP Shares for such Business Day, then the Fund shall cause the earmarking of additional or substitute Deposit Securities in respect of the Liquidity Account, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account is at least equal to the Liquidity Requirement for the Outstanding MFP Shares not later than the close of business on the next succeeding Business Day.

(d)        The Deposit Securities included in the Liquidity Account may be applied by the Fund, in its discretion, towards payment of the Redemption Price for the Outstanding MFP Shares. Upon the earlier to occur of (x) the successful Transition Remarketing of the Outstanding MFP Shares or (y) the deposit by the Fund with the Tender and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding MFP Shares on the Failed Transition Redemption Date for the Outstanding MFP Shares, the requirement of the Fund to maintain a Liquidity Account for the Outstanding MFP Shares as contemplated by this Section 2.8 shall lapse and be of no further force and effect.

2.9.        Termination. Upon the earlier to occur of (a) no MFP Shares being Outstanding or (b) the successful transition to a new Mode for the MFP Shares, all rights and preferences of the MFP Shares established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Supplement with respect to the MFP Shares shall terminate.

2.10.        Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Supplement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.11.        Modification. To the extent permitted by law, the Statement and the Purchase Agreement, the Board of Trustees, without the vote of the Holders of the MFP Shares, may interpret, supplement or amend the provisions of this Supplement.

2.12.        Acknowledgement of Contractual Rights. Nothing in this Supplement or the Statement (including, without limitation, Section 5 of the Statement) shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Beneficial Owner of MFP Shares with regard to any special rights of such Holder or Beneficial Owner with respect to its investment in the Fund.

ARTICLE 3

DESIGNATION OF NEW MODE

3.1.        General Provisions.

(a)        To the extent provided in Section 2.1(h)(v), or upon the occurrence of a Failed Adjustment Event or a Failed Transition Event, or upon the Fund electing to effect a Transition in accordance with Section 3.5, the Fund agrees to use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to transition to a new Mode by establishing a new Mode to succeed the Variable Rate Mode that will result in a transition to such new Mode on a Thursday that is a Business Day (such Business Day, the “New Mode Commencement Date”), with terms as set forth in a new supplement designating the terms of such Mode; provided that, in the case of a Failed Adjustment Event or a Failed Transition Event, such Mode shall begin prior to the related scheduled Redemption Date.

(b)        In the event that the Fund successfully designates a new Mode succeeding the Variable Rate Mode, and no Failed Transition Event otherwise shall have occurred and be continuing as of the designated New Mode Commencement Date, then on and as of the New Mode Commencement Date, the MFP Shares shall be subject to the terms established for such new Mode. If a Failed Transition Event shall have occurred and be continuing, (i) the new Mode designated by the Fund shall not be established, (ii) pursuant to Section 3.3(c), all tendered MFP Shares, if any, shall be returned to the relevant tendering Holders by the Tender and Paying Agent, and (iii) all of the then Outstanding MFP Shares shall be redeemed by the Fund on the applicable Failed Transition Redemption Date in accordance with Section 2.3(b).

(c)        The Fund shall use its best efforts to cause the transition to a new Mode succeeding the Variable Rate Mode and the terms and conditions of such new Mode to be consistent with the continuing qualification of the MFP Shares as equity in the Fund for U.S. federal income tax purposes, and it shall be a condition precedent to such transition that the Fund shall have received an opinion of counsel to the effect that the MFP Shares will continue to qualify as equity in the Fund for U.S. federal income tax purposes.

3.2.        Election and Notice of Mode Change.

(a)        The Fund shall provide notice of the termination of the Variable Rate Mode and proposed transition to a new Mode succeeding the Variable Rate Mode by delivering a notice of Mode change (a “Mode Change Notice”) by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the MFP Shares, or by requesting the Tender and Paying Agent, on behalf of the Fund, to promptly do so.        In the case of an optional Transition, the Mode Change Notice shall be provided not more than forty-five (45) calendar days and not less than [●] ([●]) calendar days (or such shorter or longer notice period as may be consented to by the Required Beneficial Owners, or, if so provided in the Purchase Agreement (if in effect), the Purchaser (which consent shall not be deemed to be a vote required by Section 5 of the Statement)) prior to the Mode Termination Date for the Variable Rate Mode specified in such Mode Change Notice; provided that, no minimum notice period shall be required in connection with delivery of a Mode Change Notice following a Failed Adjustment Event or a Failed Transition Event. Subject to the notice requirement in the immediately preceding sentence, the Fund may select any Wednesday that is a Business Day, and for which the next calendar day is also a Business Day, as the Mode Termination Date, with the new Mode to commence on the New Mode Commencement Date and end not later than the Term Redemption Date. The terms of the new Mode may not, in any event, affect the parity ranking of MFP Shares relative to each other or to any other series of Preferred Shares of the Fund then outstanding with respect to dividends or distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(b)        The Mode Change Notice shall state, as applicable: (A) the Mode Termination Date; (B) that the notice relates to the MFP Shares; (C) the CUSIP number for the MFP Shares; (D) the Purchase Price on a per share basis; (E) that (i) all Outstanding MFP Shares will be subject to Mandatory Tender for Transition Remarketing and purchase on the New Mode Commencement Date, and (ii) in the event of a Failed Transition Event, all tendered MFP Shares will be returned to the relevant tendering Holders; (F) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Mode Change Notice states) are to be surrendered for payment of the Purchase Price; and (G) that the notice relates to a Mode change and, if applicable, pursuant to an optional Transition. The Fund may provide in the Mode Change

Notice that such Mode change is subject to one or more additional conditions precedent and that the Fund shall not be required to effect such change unless each such condition has been satisfied at the time or times and in the manner specified in such Mode Change Notice; provided, that no such conditions shall affect the consequences of a Failed Adjustment Event or a Failed Transition Event.

3.3.        Transition to a New Mode.

(a)        In the case of a transition to a new Mode succeeding the Variable Rate Mode, all Outstanding MFP Shares automatically shall be subject to Mandatory Tender for Transition Remarketing and delivered to the Tender and Paying Agent for purchase by purchasers in the Transition Remarketing on the New Mode Commencement Date, in the event of a successful Transition Remarketing. All tendered MFP Shares shall be remarketed at the Purchase Price of such MFP Shares. The calculation of the Purchase Price of the MFP Shares shall be made by the Transition Remarketing Agent in advance of the New Mode Commencement Date. The Fund shall use its best efforts to engage Nuveen Securities, LLC or another Person with expertise in remarketing variable-rate securities as Transition Remarketing Agent, and to cause the Transition Remarketing Agent to agree to use its best efforts to find purchasers for all the MFP Shares subject to Mandatory Tender pursuant to this Section 3.3.

(b)        In the event of a successful Transition Remarketing, the proceeds of the sale of the tendered MFP Shares may be paid (i) through the Tender and Paying Agent or (ii) to the Beneficial Owners (directly or through the Securities Depository) as directed by the Fund. In the case of (i), the proceeds shall be used by the Tender and Paying Agent for the purchase of the tendered MFP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Transition Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the New Mode Commencement Date for payment to the Holders tendering MFP Shares for sale through the Securities Depository in immediately available funds, and, in the case of (ii), the terms of the sale will provide for the wire transfer of such Purchase Price by the Transition Remarketing Agent to be made by no later than 11:00 a.m., New York City time (or such other time as the Transition Remarketing Agent and the Beneficial Owners may agree), on the New Mode Commencement Date, in either case, against delivery of the tendered MFP Shares either (x) to the Tender and Paying Agent through the Securities Depository on the New Mode Commencement Date and the re-delivery of such MFP Shares by means of “FREE” delivery through the Securities Depository to the Transition Remarketing Agent for delivery to the relevant purchaser’s Agent Member or (y) directly to the Transition Remarketing Agent or such Agent Member, through the Securities Depository by 3:00 p.m., New York City time, on the New Mode Commencement Date.

(c)        By 3:30 p.m., New York City time, on the New Mode Commencement Date, the Transition Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Fund (a “Transition Notice”), by Electronic Means, that provides notice of the successful Transition Remarketing of all Outstanding MFP Shares or, if applicable, the number of MFP Shares, if any, not successfully remarketed for purchase on the New Mode Commencement Date, and the Purchase Price per MFP Share. If (i) the Transition Notice states that the Transition Remarketing Agent has not successfully remarketed all of the MFP Shares to be purchased on the New Mode Commencement Date, or (ii) the remarketing proceeds for any tendered MFP Shares have not been received for any reason (x) by the Tender and Paying Agent by 4:30 p.m., New York City time, or (y) if payment is made directly to the Beneficial Owners, by the Beneficial Owners by 3:00 p.m., New York City time, in each case on the New Mode Commencement Date, or (iii) the Fund has otherwise been unsuccessful in establishing a new Mode (in each of which cases the MFP Shares will be treated as not having been successfully remarketed), the Tender and Paying Agent will promptly, and in any event by approximately 5:00 p.m., New York City time, on the New Mode Commencement Date, deliver by Electronic Means to the Holders, the Fund and the Transition Remarketing Agent a notice stating that a Failed Transition Event has occurred; provided, that, if payment for all Outstanding MFP Shares is being made through the Tender and Paying Agent and is received by the Tender and Paying Agent after 2:45 p.m., New York City time, but by 4:30 p.m., New York City time, on such day, if applicable, or if the Fund and the Required Beneficial Owners agree to waive the occurrence of a Failed Transition Event on such day, then the Mode Termination Date shall be deemed changed to such day and the New Mode Commencement Date shall be deemed changed to the immediately succeeding Business Day. The New Mode Commencement Date, and the date, if any, to which it shall have been postponed in accordance with the foregoing, shall be a Dividend Payment Date.

(d)        Any funds paid by the Transition Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with the Transition Remarketing shall be held in trust for the benefit of the Transition Remarketing Agent on account of purchasers of the MFP Shares in the Transition Remarketing until the MFP Shares are delivered by the tendering Holders against payment therefor, or returned to the Transition Remarketing Agent on account of such purchasers. In the event of a successful Transition Remarketing, upon receipt of MFP Shares from the tendering Holders by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Transition Remarketing Agent, the Purchase Price for such MFP Shares to such tendering Holders. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the New Mode Commencement Date.

(e)        Except as otherwise expressly provided for herein, the purchase and delivery of tendered MFP Shares in the form of global securities, the Transition Remarketing, and payments with respect to the foregoing, will be accomplished in accordance with the applicable procedures of the Securities Depository.

(f)        The Transition Remarketing Agent shall not be obligated to purchase any MFP Shares that would otherwise remain unsold in the Transition Remarketing. The Transition Remarketing Agent in its sole discretion may, however, purchase for its own account MFP Shares in the Transition Remarketing. None of the Fund, the Tender and Paying Agent or the Transition Remarketing Agent shall be obligated in any case to provide funds to make payment to a Holder upon such Holder’s tender of its MFP Shares in the Transition Remarketing unless, in each case, such MFP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Transition Remarketing Agent.

(g)        In the event that MFP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder of MFP Shares fails to deliver such MFP Shares on or prior to the New Mode Commencement Date, the Holder of such MFP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered MFP Shares as of the New Mode Commencement Date. Any such undelivered MFP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered MFP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered MFP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered MFP Shares. The undelivered MFP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser replacement MFP Share certificates in lieu of such undelivered MFP Shares.

(h)        The Transition Remarketing Agent may modify the settlement procedures set forth above with respect to the Transition Remarketing (other than timing requirements) with the written consent of the Fund, the Tender and Paying Agent and the Beneficial Owners. The Fund may modify or waive each of the timing requirements set forth above with the written consent of the Beneficial Owners, the Transition Remarketing Agent and the Tender and Paying Agent, in each case such consent to be required only to the extent such party is affected thereby.

(i)        Upon the occurrence of a successful Transition Remarketing, the Fund will be deemed to have successfully established a new Mode, and the MFP Shares shall be subject to the terms established for the new Mode.

3.4.        Failed Transition Period.

(a)        If a Failed Adjustment Event occurs or a Failed Transition Event occurs where the Fund has initiated a proposed Transition pursuant to Section 3.5, the Failed Transition Period shall commence and continue in accordance with, and to the extent provided in, Section 3.4(b) below, and shall be deemed a continuation of the Variable Rate Mode. For each Dividend Reset Period or portion thereof during the Failed Transition Period, the Dividend Rate shall be the Failed Transition Period Dividend Rate. If a Failed Transition Event occurs, the new Mode designated by the relevant Mode Change Notice shall not be established. In such event, pursuant to Section 3.3(c), all tendered MFP Shares shall be returned to the relevant tendering Holders by the Tender and Paying Agent.

(b)        During the Failed Transition Period, the Fund shall continue to use its reasonable best efforts to successfully establish a new Mode for the MFP Shares, in accordance with Section 3.1 and, in connection with each such attempt, may designate by a Mode Change Notice a new Mode with new or different terms in accordance with Section 3.2, until a Mode to succeed the Variable Rate Mode is established, or no MFP Shares remain Outstanding, or the Fund and the Required Beneficial Owners mutually agree to terminate the Failed Transition Period and revert to the Variable Rate Mode on the terms mutually agreed by the Fund and the Required Beneficial Owners. If a Failed Transition Event occurs in connection with the Transition Remarketing relating to such continued attempt to establish a new Mode to succeed the Variable Rate Mode, any such Failed Transition Event shall not alter the Failed Transition Period, the Failed Transition Redemption Date or the Failed Transition Period Dividend Rate applicable thereto. In the event that the Fund successfully establishes a new Mode to succeed the Variable Rate Mode, the Failed Transition Period shall terminate, and the MFP Shares shall be subject to the terms established for such new Mode.

3.5.        Transition to New Mode at the Option of the Fund.

(a)        For the purpose of effecting a transition to a new Mode with respect to all of the Outstanding MFP Shares, on any day after [●], 20[●], the Fund may, at its option, accelerate the expiration date of the Variable Rate Mode (a “Transition”) to any Wednesday that is a Business Day (the “Transition Date”) by delivering a Mode Change Notice in accordance with Section 3.2 above. The proposed transition to a new Mode to follow the termination of the Variable Rate Mode on the Transition Date shall otherwise be effected in accordance with, and governed by, this Article 3 of this Supplement.

(b)        Notwithstanding the foregoing provisions of this Section 3.5, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of a Transition for the MFP Shares, provided that such modification does not materially and adversely affect the Holders of the MFP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Tender and Paying Agent without its prior written consent.

[Signature Page Begins on the Following Page]

IN WITNESS WHEREOF, Nuveen AMT-Free Quality Municipal Income Fund, having duly adopted this Supplement, has caused these presents to be signed as of [●], 20[●] in its name and on its behalf by its Chief Administrative Officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Supplement as an officer and not individually, and the obligations of the Fund set forth in this Supplement are not binding upon such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

By:
Name:
Title:

APPENDIX A

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

SERIES [●]

MUNIFUND PREFERRED SHARES

RATE ADJUSTMENT NOTICE

Date:

Deadline For Rate Adjustment Agreement Date

(Subject to Change by Agreement between the Fund and

the Required Beneficial Owners):

PROPOSING PARTY:

PROPOSED ADJUSTED RATE TERMS

(or such other rate terms as the Fund and

the Required Beneficial Owners may agree

during the Rate Adjustment Notice Period:

FIXED RATE

DIVIDEND RATE:        %

FLOATING RATE

INDEX RATE:

INDEX MATURITY:

INDEX MULTPLIER:

APPLICABLE SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:

RATE DETERMINATION DATE(S):

DIVIDEND RESET DATE(S):

DIVIDEND RESET PERIOD(S):

MINIMUM DIVIDEND RATE:         %

DAY COUNT CONVENTION:

[    ] 30/360

[    ] Actual/360

[    ] Actual/Actual

[    ] Other:

OTHER/ADDITIONAL PROVISIONS:

DIVIDEND PERIOD(S):

OTHER:

[PROPOSING PARTY]

By:
Name: Title:

[            ] MFP Shares Beneficially Owned

[Majority Beneficial Owner is the Proposing Party]